EXHIBIT 2.6

                      ACQUISITION AGREEMENT

This Agreement dated as of September 6, 2002, is entered into by and between AMERICAN WATER STAR, INC., a corporation organized under the laws of the State of Nevada ("AMWS"), and ALL-STAR BEVERAGES, INC. (formerly known as Star Beverage, Inc.), a corporation organized under the laws of the State of Nevada ("STAR"), and the owners of the capital stock of STAR listed on Exhibit A of this Agreement, who execute and become a party to this Agreement.

WHEREAS, AMWS desires to acquire up to 100% of the issued and outstanding stock, including, but not limited to, all the current assets, equipment of STAR listed on Exhibit B in consideration for common stock in AMWS.

WHEREAS, the STAR Shareholders wish to exchange their respective stock ownership interest for the common stock of AMWS.

NOW, THEREFORE, in consideration on the foregoing and the mutual representations, warrants, covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, the parties agree as follows:

1.   The Acquisition

     1.1  Tender and Exchange.

          a. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, AMWS shall tender the AMWS Shares (defined below) to STAR on behalf of the STAR Shareholders.

          b. STAR shall receive the AMWS Shares from AMWS on behalf of its respective Shareholders, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws.

     1.2 Transaction. At the Closing, AMWS will tender 8,200,000 shares of its common stock (the "AMWS Shares"), valued at $0.50 per share, equal to the valuation of the current assets, equipment and business of STAR, in exchange for all of the outstanding shares of capital stock of STAR, consisting of 1,000,000 shares of common stock (the "STAR Shares"). The AMWS Shares shall be issued and delivered as set forth in Exhibit A hereto.

2.   The Closing.

     2.1 Place and Time. The closing of the instant transaction (the "Closing") shall take place at the offices of Chapman & Flanagan, Ltd. located at 777 N. Rainbow Blvd., Suite 390, Las Vegas, Nevada, no later than the close of business (Pacific Time) on December 24, 2002, or at such other place, date and time as the parties may agree in writing.

     2.2  Deliveries by STAR. At the Closing, STAR and the STAR
          Shareholders shall deliver the following to AMWS:

          a. Certificates representing the STAR Shares registered in the name of AMWS (without any legend or other reference to any Encumbrance) other than those required by federal and or state securities law.

          b.   The documents contemplated by Section 3.

          c. All other documents, instruments and writings required by this Agreement to be delivered by STAR at the Closing and any other documents or records relating to STAR's business reasonably requested by AMWS in connection with this Agreement.

     2.3 Deliveries by AMWS. At the Closing, AMWS shall deliver the following to STAR:

          a. The AMWS Shares as contemplated by Section 1, in the form specified in Exhibit A.

          b.   The documents contemplated by Section 4.

          c. All other documents, instruments and writings required by this Agreement to be delivered by AMWS at the Closing and any other documents or records relating to AMWS's business reasonably requested by STAR in connection with this Agreement.

3.   Conditions to AMWS's Obligations.

     The obligations of AMWS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by AMWS:

     3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits AMWS's acquisition of the STAR Shares or AMWS's receipt of STAR Shares or that will require any divestiture as a result of AMWS's acquisition of the STAR Shares or that will require all or any part of the business of STAR to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on AMWS or STAR if this Agreement is consummated shall be pending.

     3.2 Representations, Warranties and Agreements. The representations and warranties of STAR set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) STAR shall have performed, and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and
          (c) STAR shall have received a certificate to that effect signed by an authorized representative of STAR.

     3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of AMWS's acquisition of the STAR Shares shall have been obtained and shall be in full force and effect.

     3.4 Shareholder Approval. Shareholders holding a minimum of ninety percent (90%) of the common stock of STAR shall have approved of and signed this Agreement.

4.   Conditions to STAR and the STAR Shareholders' Obligations.

     The obligations of STAR and the STAR Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by STAR:

     4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits AMWS's acquisition of the STAR Shares or STAR's receipt of the AMWS Shares or that will require any divestiture as a result of AMWS's acquisition of the Shares or STAR's acquisition of the AMWS Shares or that will require all or any part of the business of AMWS or STAR to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on AMWS or STAR if this Agreement is consummated shall be pending.

     4.2 Representations, Warranties and Agreements. The representations and warranties of AMWS set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) AMWS shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and
          (c) STAR shall have received a certificate to that effect signed by an authorized representative of AMWS.

     4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of AMWS's acquisition of the STAR Shares and STAR's acquisition of the AMWS Shares shall have been obtained and shall be in full force and effect.

5.   Representations and Warranties of STAR

     STAR (and, with respect to Section 5.4, each of the STAR Shareholders with respect to that shareholder's shares only) represents and warrants to AMWS that, to the knowledge of STAR (which limitation shall not apply to Section 5.3) and except as otherwise disclosed by STAR:

     5.1 Organization of STAR; Authorization. STAR is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of STAR and this Agreement constitutes a valid and binding obligation of STAR; enforceable against it in accordance with its terms.

     5.2 Capitalization. The authorized capital stock of STAR consists of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock. As of the date hereof 1,000,000 of such common shares of STAR were issued and outstanding. No shares have been registered under State or Federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of STAR are validly issued, fully paid and nonassessable.

     5.3 No Conflict as to STAR. Neither the execution and delivery of this Agreement nor the consummation of the sale of the STAR Shares to AMWS will (a) violate any provision of the certificate of incorporation or by-laws of STAR or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which STAR is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to STAR.

     5.4 Ownership of STAR Shares. The delivery of certificates to AMWS provided in Section 2.2 and the delivery of certificates to STAR as provided in Section 2.3 will result in AMWS's immediate acquisition of record and beneficial ownership of up to 1,000,000 STAR Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

     5.5 No Conflict as to STAR. Neither the execution and delivery of this Agreement nor the consummation of the acquisition of the STAR Shares to AMWS will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of STAR or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of STAR under, any material agreement or commitment to which STAR is a party or by which any of its property or assets is bound, or to which any of the property or assets of STAR is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to STAR except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of STAR.

     5.6 Consent and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by STAR or AMWS in connection with the execution, delivery and performance of this Agreement by STAR or the consummation of the acquisition of the STAR Shares to AMWS.

     5.7 Other Consents. No consent of any Person is required to be obtained by STAR or AMWS prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the STAR Shares to AMWS, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of STAR or AMWS.

     5.8 Financial Statements. STAR has delivered to AMWS balance sheets of STAR as at the recent and practicable period ended, and statements of income and changes in financial position for the period then ended. Such STAR Financial Statements and notes fairly present the financial condition and results of operations of STAR as at the respective dates thereof and for the periods therein.

     5.9 Title to Properties. STAR owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the STAR Financial Statements (except for property sold since the date of the STAR Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by STAR since the date of the STAR Financial Statements. All properties and assets reflected in the STAR Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the STAR Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the STAR Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of STAR and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of STAR include all rights, properties and other assets necessary to permit STAR to conduct STAR's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by STAR are, in all respects material to the business or financial condition of STAR, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. STAR has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of STAR, taken as a whole or which would require a payment by STAR or AMWS in excess of $2,000 in the aggregate, and which has not been cured.

     5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by STAR is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of AMWS, taken as a whole.

     5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving STAR which is likely to have a material adverse effect on the business or financial condition of STAR and AMWS, or which would require a payment by STAR in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. STAR is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of STAR or AMWS, or which would require a payment by STAR in excess of $2,000 in the aggregate.

     5.13 Absence of Certain Changes. Since the date of the STAR
          Financial Statements, STAR has not;

          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of STAR, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          d. organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;

          e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

          f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

          m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          n. written down or been required to write down any inventory in an aggregate amount in excess of $2,000;

          o. entered into any collective bargaining or union contract or agreement; or

          p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of STAR.

     5.14 No Material Adverse Change. Since the date of the STAR
          Financial Statements, there has not been any material adverse change in the business or financial condition of STAR.

     5.15 Contracts and Commitments. STAR is not a party to any:

          a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of STAR of more than $25,000 and not cancelable by STAR (without liability to STAR) within 60 days;

          b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by STAR (without liability to STAR) within 90 days;

          c. Except with respect to the options referenced above, employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of STAR;

          d. Commitment, contract or agreement that is currently expected by the management of STAR to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of STAR, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

          All such contracts and agreements are in full force and effect. Neither STAR nor any of the STAR Shareholders is in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which STAR is a party or is or may be bound that relates to the business of STAR or to which any of the assets or properties of is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of STAR. AMWS has not guaranteed or assumed and specifically does not guarantee or assume any obligations of STAR.

     5.16 Labor Relations. STAR is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of STAR, (a) STAR is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against STAR pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against STAR, (d) no representation question exists respecting the employees of STAR, (e) STAR has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of STAR is currently being negotiated.

     5.18 Compliance with Law. The operations of STAR have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over it, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of STAR, or which would not require a payment by STAR in excess of $2,000 in the aggregate, or which have been cured. STAR has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. STAR has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     5.19 Tax Matters.

          a. STAR (1) has filed, or prior to the Closing Date will have filed, all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns required to be filed through the date hereof and have paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns; and
               (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns. All such Tax Returns filed pursuant to clause (2) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          b. All Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of STAR for any taxable period have been timely filed, and the income, activities, operations and transactions of STAR have been properly included and reflected thereon.

          c. STAR has not agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise, or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          d. Neither STAR or any predecessor or Affiliate of STAR has, at any time, filed a consent under
               Section 341(f)(1) of the Code, or agreed under
               Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to STAR or its assets or operations, and no power of attorney granted by STAR with respect to any Tax matter is currently in force.

          f.   There is no action, suit, proceeding,
               investigation, audit, claim, demand, deficiency or additional assessment in STAR, pending or threatened against or with respect to any Tax attributable to STAR or its assets or operations.

          g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of STAR is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that STAR will be required to treat as being owned by another person pursuant to
               Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to AMWS true and complete copies of all income Tax Returns and any other Tax Returns requested by AMWS as may be relevant to STAR or its assets or operations for any and all periods ending after December 31, 2001, and for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of STAR that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     5.20 Environmental Matters.

          a. At all times prior to the date hereof, STAR has complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of STAR, or which would require a payment by STAR in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
               authorizations that are material to the operations of STAR are in full force and effect.

          c. STAR has not released or caused to be released on or about the properties currently owned or leased by STAR (the "Properties") any (i) pollutants,
               (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of STAR.

     5.21 Absence of Certain Commercial Practices. STAR has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of STAR, which STAR knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and STAR has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

     5.22 Borrowing and Guarantees. Except as otherwise disclosed, STAR (a) does not have any indebtedness for borrowed money, (b) is not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) is not guarantors or sureties with respect to the obligations of any Person.

     5.23 Investment Purpose. The STAR Shareholders represent and warrant that they are receiving the AMWS Shares for investment purposes and not with an intent to distribute them.

6.   Representations and Warranties of AMWS

     AMWS represents and warrants to STAR that, to the knowledge of AMWS (which limitation shall not apply to Section 6.3), and except as otherwise disclosed by AMWS:

     6.1 Organization of AMWS; Authorization. AMWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of AMWS arid this Agreement constitutes a valid and binding obligation of AMWS, enforceable against it in accordance with its terms.

     6.2 Capitalization. The authorized capital stock of AMWS consists of 150,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. As of the date hereof, 6,424,704 shares of such common stock of AMWS are issued and outstanding; and no shares of such preferred stock of AMWS are issued and outstanding. No shares have been registered under State or Federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of AMWS are validly issued, fully paid and nonassessable.

     6.3 No Conflict as to AMWS. Neither the execution and delivery of this Agreement nor the consummation of the sale of the AMWS Shares to STAR will (a) violate any provision of the certificate of incorporation or by-laws of AMWS, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which AMWS is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to AMWS.

     6.4 Ownership of AMWS Shares. The delivery of certificates to STAR provided in Section 2.3 will result in STAR Shareholders' immediate acquisition of record and beneficial ownership of the AMWS Shares, free and clear of all encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of AMWS. Nothing in this Agreement shall be deemed to be a representation or warranty as to the tradability of any of the AMWS Shares under Federal or any State's security laws.

     6.5 No Conflict as to AMWS. Neither the execution and delivery of this Agreement nor the consummation of the of the instant agreement will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of AMWS or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of AMWS under, any material agreement or commitment to which AMWS is a party or by which any of its property or assets is bound, or to which any of the property or assets of AMWS is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to AMWS except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section. 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of AMWS.

     6.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by AMWS or STAR in connection with the execution, delivery and performance of this Agreement by AMWS or the consummation of the contemplated transaction.

     6.7 Other Consents. No consent of any Person is required to be obtained by STAR or AMWS to the execution, delivery and performance of this Agreement or the consummation of the contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of STAR or AMWS.

     6.8 Financial Statements. AMWS has delivered to STAR balance sheets of AMWS as at September 30, 2002, and statements of income and changes in financial position for the period then ended. Such AMWS Financial Statements and notes fairly present the financial condition and results of operations of AMWS as at the dates thereof and for the periods therein.

     6.9 Title to Properties. AMWS owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the AMWS Financial Statements and all the material properties and assets purchased or otherwise acquired by AMWS since the date of the AMWS Financial Statements. All properties and assets reflected in the AMWS Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the AMWS Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the AMWS Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists,
          (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of AMWS and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of AMWS include all rights, properties and other assets necessary to permit AMWS to conduct AMWS's business in all material respects in the same manner as it is conducted on the date of this Agreement.

     6.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by AMWS are, in all respects material to the business or financial condition of AMWS in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. AMWS has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of AMWS or which would require a payment by STAR or AMWS in excess of $2,000 in the aggregate, and which has not been cured.

     6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by AMWS is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of STAR.

     6.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving AMWS which is likely to have a material adverse effect on the business or financial condition of STAR and AMWS or which would require a payment by AMWS in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. AMWS is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of STAR or AMWS or which would require a payment by AMWS in excess of $2,000 in the aggregate.

     6.13 Absence of Certain Changes.  Since the date of the AMWS
          Financial Statements, AMWS has not:

          a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of AMWS or made any disposition of any of its material properties or assets other than in the ordinary course of business;

          b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

          c. organized any new Subsidiary or acquired any Equity Securities of any Person, or any equity or ownership interest in any business;

          d. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

          e. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

          f. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

          g. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

          h. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

          i. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

          j. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

          k. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

          l. written down or been required to write down any inventory in an aggregate amount in excess of $2,000;

          m. entered into any collective bargaining or union contract or agreement; or

          n. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of AMWS.

     6.14 No Material Adverse Change. Since the date of the AMWS
          Financial Statements, there has not been any material adverse change in the business or financial condition of AMWS.

     6.15 Contracts and Commitments. Except as otherwise disclosed by AMWS, AMWS is not a party to any:

          a. Contract or agreement (other than purchase on sales orders entered into in the ordinary course of business) involving any liability on the part of AMWS of more than $2,000 and not cancelable by AMWS (without liability to AMWS) within 60 days;

          b. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by AMWS (without liability to AMWS) within 90 days;

          c. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of AMWS;

          d. Commitment, contract or agreement that is currently expected by the management of AMWS to result in any material loss upon completion or performance thereof;

          e. Contract, agreement or commitment that is material to the business of AMWS, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

          f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

          All such contracts and agreements are in full force and effect. AMWS is not in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which AMWS is a party or is or may be bound as it relates to the business of AMWS or to which any of the assets or properties of AMWS is subject, the effect of which breach, violation or default is likely to materially and adversity affect the business or financial condition of AMWS.

     6.16 Labor Relations. AMWS is not a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of AMWS, (a) AMWS is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against AMWS pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against AMWS, (d) no representation question exists respecting the employees of AMWS or any of its Subsidiaries, (e) AMWS has not experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of AMWS is currently being negotiated.

     6.17 Employee Benefit Plans. AMWS has no plan that is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in
          Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the there are no material management incentive plans nor any material employment contracts or severance arrangements pertaining to one or more specific employees.

     6.18 Compliance with Law. The operations of AMWS have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of AMWS, or which would not require a payment by AMWS in excess of $2,000 in the aggregate, or which have been cured. AMWS has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. AMWS has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     6.19 Tax Matters.

          a. AMWS (1) has filed, or prior to the Closing Date will have filed, all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns required to be filed through the date hereof and have paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns; and
               (2) shall prepare and timely file all such Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns. All such Tax Returns filed pursuant to clause (2) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

          b. All Tax Returns required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of AMWS for any taxable period have been timely filed, and the income, activities, operations and transactions of AMWS have been properly included and reflected thereon.

          c. AMWS has not agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise, or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

          d. Neither AMWS or any predecessor or Affiliate of AMWS has, at any time, filed a consent under
               Section 341(f)(1) of the Code, or agreed under
               Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

          e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to AMWS or its assets or operations, and no power of attorney granted by AMWS with respect to any Tax matter is currently in force.

          f.   There is no action, suit, proceeding,
               investigation, audit, claim, demand, deficiency or additional assessment in AMWS, pending or threatened against or with respect to any Tax attributable to AMWS or its assets or operations.

          g. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

          h. No property of AMWS is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that AMWS will be required to treat as being owned by another person pursuant to
               Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

          i. There have been delivered or made available to STAR true and complete copies of all income Tax Returns and any other Tax Returns requested by STAR as may be relevant to AMWS or its assets or operations for any and all periods ending after December 31, 2001, and for any Tax years which are subject to audit or investigation by any taxing authority or entity.

          k. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of AMWS that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

     6.20 Environmental Matters.

          a. At all times prior to the date hereof, AMWS has complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of AMWS or which would require a payment by AMWS in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

          b.   The environmental licenses, permits and
               authorizations that are material to the operations of AMWS are in full force and effect.

          c. AMWS has not released or caused to be released on or about the properties currently owned or leased by AMWS (the "Properties") any (i) pollutants,
               (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of AMWS.

     6.21 Absence of Certain Commercial Practices. AMWS has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of AMWS, which AMWS knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and AMWS has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

     6.22 Borrowing and Guarantees. Except as otherwise disclosed by AMWS, AMWS (a) does not have any indebtedness for borrowed money, (b) is not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) is not a guarantor or Surety with respect to the obligations of any Person.

     6.24 Purchase for Investment. AMWS is obtaining the STAR Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

     6.25 Indemnification. AMWS hereby agrees to indemnify, defend and hold harmless STAR, its officers, directors, shareholders, agents, and employees, and their successors and assigns, against all liabilities, damages, claims, costs, expenses and losses (including reasonable attorneys' fees and costs) incurred as a result of any breach of or failure of AMWS to fulfill any representation, warranty, covenant or agreement made by it under this Agreement.

7.   Access and Reporting; Filings With Governmental Authorities;
Other Covenants.

     7.1 Access between the date of this Agreement and the Closing Date. Each of STAR and AMWS shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of STAR or AMWS, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and to discuss with such and its authorized representatives its affairs, all as the other may from time to time reasonably request.

     7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, AMWS shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, AMWS, except for the exchange of the AMWS Shares for the STAR Shares from the STAR Shareholders.

     7.3 Regulatory Matters. STAR and AMWS shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

     7.5 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of STAR and AMWS shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 7.1. Following the Closing, each of STAR and AMWS shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection. with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This
          Section 7.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of STAR and AMWS shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of STAR and AMWS shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 7.1 to comply with the provisions of this Section 7.5.

8.   Conduct of AMWS's Business Prior to the Closing.

     8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, AMWS shall conduct its business in all material respects in the ordinary course.

     8.2 Business Organization. Between the date of this Agreement and the Closing Date, AMWS shall (a) preserve substantially intact the business organization of AMWS;
          and (b) preserve in all material respects the present business relationships and good will of AMWS.

     8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, AMWS shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

          a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

          b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          c. reclassify, split up or otherwise change any of its Equity Securities;

          d. be party to any merger, consolidation or other business combination;

          e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of AMWS and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

          f.   organize any new Subsidiary or acquire any Equity
               Securities of any Person or any equity or ownership interest in any business.

9.   Definitions.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

     9.1 "Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of Las Vegas are authorized or required to be closed.

     9.2  "Code" - The Internal Revenue Code of 1986, as amended.

     9.3 "Encumbrances" - any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     9.4  "Equity Securities" See Rule 3a-11-l under the
          Securities Exchange Act of 1934.

     9.5  "ERISA"- The Employee Retirement Income Security Act of
          1974, as amended.

     9.6 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commissioner authority thereof.

     9.7 "Knowledge" - Actual knowledge, after reasonable investigation.

     9.8 "Person" - Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

10. Termination. This Agreement may be terminated before the Closing occurs only as follows:

          a.   By written agreement of STAR and AMWS at any time.

          b. By AMWS, by notice to STAR at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          c. By STAR, by notice to AMWS at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

11. Previous Agreements. By entering into this Agreement, AMWS and STAR (and, where applicable, the STAR Shareholders) specifically acknowledge that any and all representations, warranties, or provisions in prior agreements between the parties, whether written or oral, are superceded by the terms and conditions of this Agreement.

12. Dissenters' Rights. STAR will promptly pay to any dissenting shareholders of STAR the amount, if any, to which they shall be entitled under NRS 92A.380 with respect to the rights of dissenting shareholders.

13. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties),

          a.   If to AMWS:

                    American Water Star, Inc.
                    4560 S. Decatur, Suite 204
                    Las Vegas, NV 89103
                    Facsimile:  (702) 740-7037
                    Attention:  Thomas F. Krucker, Chairman

               With a copy to:

                    Chapman & Flanagan, Ltd.
                    777 N. Rainbow Blvd., Suite 390
                    Las Vegas, NV 89107
                    Facsimile: (702) 650-5667
                    Attention:  Sean P. Flanagan, Esq.

          b.   If to STAR:

                    All-Star Beverages, Inc.
                    4560 S. Decatur, Suite 204
                    Las Vegas, NV 89103
                    Facsimile: (702) 740-7037
                    Attention:  Roger Mohlman, President

14. Miscellaneous.

     14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

     14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement,

     14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     14.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof

     14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto.



IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

AMERICAN WATER STAR, INC.          ALL-STAR BEVERAGES, INC.
                                   (formerly Star Beverage, Inc.)



By:/s/                             By:/s/
   Thomas F. Krucker, Chairman        Roger Mohlman, President